Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCCOUNTING FIRM

We hereby consent to the incorporation by reference in this prospectus supplement and the accompanying prospectus as part of a “shelf” registration statement filed on Form S-3 (file No. 333-206789) of our report dated March 30, 2016 relating to the financial statements included in Celsion Corporation’s Annual Report on Form 10-K, as amended by Amendment No. 1 on Form 10K/A, for the year ended December 31, 2015. We also consent to the reference to us under the heading “Experts” in such Prospectus Supplement.

Baltimore, Maryland

December 20, 2016

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